SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                     Synthetic Fixed-Income Securities, Inc.
                                  On Behalf Of
         STRATS(SM) Trust For News Corporation Securities, Series 2006-4
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             (Exact name of registrant as specified in its charter)

          Delaware                                        52-2316339
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  (State of Incorporation)                               (IRS Employer
                                                      Identification No.)

   One Wachovia Center
    301 S. College St.
 Charlotte, North Carolina                                 28288
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(Address of principal                                    (Zip Code)
 executive offices)

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   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

   Securities Act registration statement file number to which this form relates:
333-131889

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   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
 ---------------------------                       --------------------------
     Fixed Rate Structured                         New York Stock Exchange, Inc.
 Repackaged Asset-Backed Trust
 Securities (STRATSSM) Callable
 Class A-1 Certificates, Series
             2006-4

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   Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
 ---------------------------                       --------------------------
            None                                          Not Applicable

Item 1. Description of Registrant's Securities to be Registered.

   The description of the Fixed Rate Structured Repackaged Asset-Backed Trust Securities (STRATSSM) Callable Class A-1 Certificates, Series 2006-4, is contained in the Prospectus, dated August 17, 2006, included in the Registrant's Registration Statement on Form S-3 (No. 333-131889) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated September 6, 2006, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

   The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with the exchange.

   1     Restated Certificate of Incorporation of Synthetic
         Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

   2     By-laws, as amended, of Synthetic Fixed-Income Securities,
         Inc. are set forth as Exhibit 3.2 to the Registration
         Statement on Form S-3 and are incorporated herein by reference.

   3 Base Trust Agreement, dated as of September 8, 2006 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

   4 Prospectus Supplement dated September 6, 2006 and Prospectus dated August 17, 2006, filed by Registrant with the Securities and Exchange Commission on September 11, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

   5 The Fixed Rate Structured Repackaged Asset-Backed Trust Securities (STRATSSM) Callable Class A-1 Certificates, Series Supplement 2006-4, dated as of September 8, 2006 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.


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

                                    SIGNATURE
   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                         (Registrant)



                                       By: /s/ James Whang
                                          --------------------------
                                          Name:  James Whang
                                          Title: Managing Director


Dated: September 14, 2006




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

                                  EXHIBIT INDEX

   1     Restated Certificate of Incorporation of Synthetic
         Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

   2     By-laws, as amended, of Synthetic Fixed-Income Securities,
         Inc. are set forth as Exhibit 3.2 to the Registration
         Statement on Form S-3 and are incorporated herein by reference.

   3 Base Trust Agreement, dated as of September 8, 2006 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

   4 Prospectus Supplement dated September 6, 2006 and Prospectus dated August 17, 2006, filed by Registrant with the Securities and Exchange Commission on September 11, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

   5 The Fixed Rate Structured Repackaged Asset-Backed Trust Securities (STRATSSM) Callable Class A-1 Certificates, Series Supplement 2006-4, dated as of September 8, 2006 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.




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